UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

On January 17, 2008, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for the quarter and year ended December 29, 2007 in a press release that is attached hereto as Exhibit 99.1.

To supplement the Company’s financial results presented on a U.S. GAAP basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP operating income (loss), non-GAAP net income (loss) and adjusted EBITDA.

To derive non-GAAP operating income (loss), the Company excluded certain charges consisting of impairment charges for goodwill and certain acquired intangible assets and other acquisition-related charges, all related to its acquisition of ATI Technologies, Inc. (“ATI”) which closed on October 24, 2006. In addition, severance charges for workforce reductions were excluded. To derive non-GAAP net income (loss), the Company excluded certain charges consisting of the impairment of goodwill and acquired intangible assets, other ATI acquisition-related charges, severance charges, investment impairment charges and debt-related net charges. In addition, the Company also excluded the tax benefits associated with the ATI acquisition-related charges. Specifically, these non-GAAP financial measures reflect adjustments based of the following:

ATI acquisition-related impairment charges: As a result of the Company’s annual goodwill impairment analysis and the analysis of impairment on acquired intangible assets, the Company concluded that a portion of their carrying values were impaired. The Company believes these charges are not indicative on ongoing performance and consequently excluded the effect of these charges from its GAAP operating loss and its GAAP net loss.

Other ATI acquisition-related, and severance charges: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative on ongoing performance. Other ATI acquisition-related charges primarily consist of the amortization expense of acquired intangible assets, integration charges incurred in connection with integrating the two companies, in-process research and development and the cost of fair value adjustment of acquired inventory. The severance charges relate to costs incurred for workforce reductions as a result of the Company’s cost cutting efforts.

Investment impairment charges, debt-related net charges and tax benefits associated with the ATI acquisition related charges: The Company also excluded the effect of these items from its GAAP net loss as they are also not indicative of ongoing performance. The investment impairment charges relate to the other than temporary impairment charges that the Company recorded on its investment in Spansion Inc. The debt-related net charges primarily relate to the write-off of the unamortized debt issuance fees upon redemption of certain Company debt. The excluded tax benefits relate to the tax credits recognized in connection with the ATI acquisition-related charges.

The Company believes that the exclusion of these amounts enables investors to better evaluate its current operating performance compared with prior periods.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA was determined by adjusting net income (loss) for interest expense, income tax, depreciation and amortization, and then, due to the significant expenses incurred in connection with the ATI acquisition, for the quarters ended December 29, 2007, September 29, 2007 and December 31, 2006 and years ended December 29, 2007 and December 31, 2006, further adjusting EBITDA for the ATI acquisition-related expenses which include in-process research and development, amortization expense of acquired intangible assets and impairment charges of goodwill and acquired intangible assets.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures.

The Company provided non-GAAP operating income (loss) in the press release to reflect the results without charges for the impairment of a portion of the Company’s goodwill and acquired intangible assets and other acquisition-related charges incurred in connection with its acquisition of ATI, and charges related to severance payments for workforce reductions. For non-GAAP net income (loss) in the press release, the Company further excluded the tax benefit from ATI acquisition-related charges, investment impairment charges and debt-related net charges. The Company’s management believes this non-GAAP presentation will aid investors by presenting current and historical results in a form that makes it easier to compare current period operating results with historical operating results.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because the Company’s management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP.

These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 17, 2008.